Exhibit 5.1

SmartFinancial, Inc.
5401 Kingston Pike, Suite 600
Knoxville, Tennessee

December 22, 2016

Ladies and Gentlemen:

We have acted as counsel to SmartFinancial, Inc., a Tennessee corporation (the “Company”), in connection with the Registration Statement on Form S-3, as amended (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Statement relates to the proposed offer, issuance and sale, from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and the supplements referred to therein (the “Prospectus Supplements”), by the Company of (i) shares of common stock, $1.00 par value per share (“New Common Stock”) of the Company, (ii) shares of preferred stock (“Preferred Stock”) of the Company, (iii) debt securities of the Company (“Debt Securities”) which may be issued in one or more series under an indenture proposed to be entered into by the Company and the trustee to be named therein (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement (together with any officer’s certificate, board resolution or supplement thereto establishing the terms of any series of the Debt Securities, the “Indenture”), (iv) depositary shares (“Depositary Shares”), (v) warrants (the “Warrants”), and (vi) units (“Units”) and such indeterminate amount of Debt Securities and number of shares of New Common Stock or Preferred Stock as may be issued upon conversion, exchange, or exercise of any Debt Securities, Depositary Shares, Preferred Stock, Warrants, or Units in amounts, at prices, and on terms to be determined at the time of offering. The New Common Stock, the Preferred Stock, the Debt Securities, the Depositary Shares, the Warrants, and the Units are collectively referred to herein as the “Securities” and individually as a “Security.” The Registration Statement also relates to the resale from time to time by one or more selling shareholders to be identified in one or more of the Prospectus Supplements (the “Selling Shareholders”) of up to an aggregate of 200,000 shares of (i) the common stock of the Company which are beneficially owned by the Selling Shareholders (the “Selling Shareholders’ Common Stock”), or (ii) the common stock of the Company issuable upon the exercise of stock options granted under the 2007 SmartBank Stock Option Plan or the 2010 SmartFinancial Equity Plan (the “Option Shares,” and together with the Selling Shareholders’ Common Stock, the “Selling Shareholders’ Securities”). The Securities may be offered and sold by the Company and the Selling Shareholders’ Securities may be offered and sold by the Selling Shareholders pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act for an aggregate offering price not to exceed $60,000,000.

As such counsel, we have made such legal and factual investigations as we deemed necessary for the purpose of rendering the opinion set forth herein. We have examined originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement; (b) the Forms of Indenture attached as exhibits to the Registration Statement; (c) the Company’s Second Amended and Restated Charter, as amended and currently in effect (the “Charter”); (d) the Company’s Second Amended and Restated Bylaws, as amended and currently in effect (the “Bylaws”); (e) excerpts from minutes of the meetings of the board of directors of the Company; and (f) such other certificates, statutes, other instruments and documents and such records of the corporate proceedings of the Company and such other documents as we have deemed necessary or appropriate for purposes of the opinions rendered. In rendering the opinion expressed below, we have assumed without verification the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of such copies. As to matters of fact, we have relied upon representations of officers of the Company.

Based on the foregoing, and subject to the qualifications, assumptions and limitations stated herein, it is our opinion that, as of the date hereof:

1.With respect to any New Common Stock to be issued, when (a) the Company’s board of directors (the “Board”) has taken or caused to be taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of New Common Stock and related matters; (b) the terms of the issuance and sale of the New Common Stock have been established so as not to violate any applicable law or the Company’s Charter or Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (c) certificates representing the shares of New Common Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Company’s Bylaws and Tennessee law) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the common stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the common stock), then the shares of New Common Stock will be validly issued, fully paid and nonassessable.

2.With respect to any shares of Preferred Stock to be issued, when: (a) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions relating to the voting powers, designations, preferences, rights, qualifications, limitations and restrictions of such Preferred Stock (the “Preferred Stock Resolutions”); (b) the Preferred Stock Resolutions have been included as part of an amendment to the Charter duly filed with the Secretary of State of the State of Tennessee; (c) the terms of the Preferred Stock and of their issuance and sale have been established so as not to violate any applicable law or the Company’s Charter or Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (d) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with the Company’s Bylaws and Tennessee law) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.With respect to any Debt Securities to be issued, when: (a) the applicable Indenture (including, for purposes of this paragraph, any supplemental Indenture relating thereto setting forth the particular terms of the series of Debt Securities issued) has been (i) duly authorized by the Company’s Board, (ii) duly executed and delivered by each party thereto and (iii) duly qualified under the Trust Indenture Act of 1939, as amended; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Debt Securities, the terms of the offering thereof and related matters; (c) the terms of the Debt Securities and of their issuance and sale have been established so as not to violate any applicable law or the Company’s Charter or Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the Debt Securities have been executed and authenticated in accordance with the terms of the applicable Indenture; and (e) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, or upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, then the applicable Indenture and the Debt Securities to be issued under the applicable Indenture will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.With respect to the Depositary Shares, when (i) the deposit agreement relating to the Depositary Shares has been duly authorized by the Board, executed by the parties thereto, and delivered, (ii) the terms of the Preferred Stock of a particular series and of its issuance and sale, and the issuance and sale of the Depositary Shares of such series, have been duly authorized by the Company and duly established in conformity with the Charter, Bylaws, applicable law, and the related deposit agreement, (iii) the articles of amendment to the Charter with respect to the Preferred Stock of such series have been duly filed with the Tennessee Secretary of State, (iv) the Preferred Stock of such series has been duly issued and sold against payment of the purchase price therefor and certificates representing such shares of Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law and delivered to the depositary, and (v) the depositary receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the related deposit agreement and issued against deposit of the Preferred Stock and against payment therefor as contemplated in the Registration Statement, the Prospectus, the related Prospectus Supplement, and the related deposit agreement, the depositary receipts evidencing the Depositary Shares of such series of Preferred Stock will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Shares and the related deposit agreement.

5.With respect to any Warrants, when (i) the Board has taken all necessary corporate action to approve the issuance and terms of such Warrants, the terms, execution and delivery of any Warrant agreement relating to the Warrants, the terms of the offering thereof and related matters; (ii) the Warrant agreement has been duly authorized and validly executed and delivered; and (iii) such Warrants have been duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable Warrant agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration provided for therein, such Warrants will constitute valid and binding obligations of the Company.

6.With respect to any Units to be issued, when: (a) the Unit Agreement has been duly executed and delivered by the parties thereto; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Units and their component Securities, the terms of the offering thereof and related matters; (c) the terms of the Units and their component Securities and of their issuance and sale have been established so as not to violate any applicable law or the Company’s Charter or Bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the certificates, if any, evidencing the Units have been executed and authenticated in accordance with the terms of the relevant Unit Agreement; and (e) the Units and their component securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, then the Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.With respect to the Selling Shareholders’ Common Stock, such shares of Selling Shareholders’ Common Stock are duly authorized, validly issued, fully paid, and nonassessable.

8.With respect to the Option Shares, the Option Shares have been duly and validly authorized by the Company, and when issued and sold in accordance with the terms set forth in the applicable option agreement pursuant to which such Option Shares are to be issued, will be duly and validly issued, fully paid, and nonassessable.

Our opinions set forth in paragraphs (3) through (6) above are subject to the following exceptions: (a) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (b) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; and (c) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and we express no opinion as to waivers of broadly or vaguely stated rights.

The opinion expressed herein is limited to the laws of the State of Tennessee and, with respect to the opinion set forth in paragraph (3) above, the laws of the State of New York. We do not express any opinion with respect to the law of any other jurisdiction or to the securities or “blue sky” laws of any jurisdiction.

We understand that you intend to issue the Securities from time to time on a delayed or continuous basis.  This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.  We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and, upon your request, will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We also have assumed that at the time of execution, authentication, issuance, and delivery, the applicable Indenture will be the valid and legally binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, that the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations, and that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under such Indenture. We have further assumed that the Indenture, as the same may be supplemented, will be duly authorized, executed, and delivered by the parties thereto in substantially the form attached to the Registration Statement.

To the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in New York General Obligations Law sections 5-1401 and 5-1402 and (ii) principles of comity or constitutionality.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

Very truly yours,

/s/ Butler Snow LLP

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